Exhibit 10.1

EXECUTION VERSION

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (the “Agreement”) is dated this 19th day of August, 2021, by and between Digital Ally, Inc., a Nevada corporation (the “Company”), and the warrant holders set forth on the signature pages to this Agreement (each a “Holder” and collectively, the “Holders”).

WHEREAS, pursuant to the terms of a Securities Purchase Agreement, dated January 27, 2021, each of the Holders was issued and holds a warrant, in the form of Exhibit A annexed hereto, to purchase 7,150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (each an “Original Warrant” and collectively, the “Original Warrants”), which Original Warrants and the shares of Common Stock exercisable thereunder were offered pursuant to the Company’s prospectus supplement, dated January 27, 2021 (the “Prospectus Supplement”) to the prospectus dated July 2, 2020 (the “Prospectus”) forming a part of the Company’s registration statement on Form S-3 (File No. 333-239419) filed with the Securities and Exchange Commission (the “Commission”) and declared effective on July 2, 2020; and

WHEREAS, each of the Holders and the Company have agreed to exchange (the “Exchange”) each Holder’s Original Warrant, exercisable for 3,840,770 shares of Common Stock, for a new unregistered common stock purchase warrant of the Company (each an “Exchange Warrant” and collectively the “Exchange Warrants”), in the form of Exhibit B annexed hereto, exercisable for 3,840,770 shares of Common Stock;

WHEREAS, the Exchange and the issuance of the Exchange Warrants pursuant thereto will be made in reliance on the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, upon the consummation of the transactions contemplated hereby, and as a result of the Exchange, the number of shares of Common Stock available for exercise under each of the Original Warrants will be reduced to 3,309,230 shares of Common Stock, and the Company shall cancel the physical documents evidencing the ownership of the Original Warrants and issue to each of the Holders, in place thereof, a replacement registered warrant, in the form of Exhibit C annexed hereto (a “Replacement Original Warrant” and collectively, the “Replacement Original Warrants”)), which shall be in the same form as the Original Warrants, but shall each be exercisable for 3,309,230 shares of Common Stock;

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Holders hereby agrees as follows:

Section 1. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, each of the Holders agrees to surrender to the Company its Original Warrant and, in exchange therefor, the Company shall issue to the Holder (i) an Exchange Warrant exercisable for up to 3,840,770 shares of Common Stock and (ii) a Replacement Original Warrant exercisable for up to 3,309,230 shares of Common Stock.

1.1 Closing. On the Closing Date (as defined below), the Company will convey and deliver (or cause to be conveyed and delivered) the Exchange Warrants and the Replacement Original Warrants to each of the Holders, and each Holder will surrender to the Company its Original Warrant for cancellation. The closing of the Exchange shall occur as of the date hereof, or as soon thereafter as the parties hereto may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein.

1.2 Section 4(a)(2). Assuming the accuracy of the representations and warranties of each of the Company and each Holder set forth in Sections 2 and 3 of this Agreement, the parties hereto acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that (i) the Exchange Warrants are being issued pursuant to an exemption from registration, pursuant to Section 4(a)(2) of the Securities Act and compliance with the conditions of Rule 144(d)(3)(ii) promulgated under the Securities Act.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

2.1 Organization and Qualification. Except as set forth on Schedule 2.1, the Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any of its subsidiaries is in violation or default of any of the provisions of its respective certificates or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by such entity makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Exchange Warrants and each of the other transaction documents prepared in connection with the Exchange (collectively, the “Transaction Documents”) and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s board of directors or the Company’s shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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2.3 Issuance of the Exchange Warrants. The issuance of the Exchange Warrants by the Company is duly authorized and, upon conveyance in accordance with the terms hereof, the Exchange Warrants shall be validly issued, fully paid and non-assessable and free from all free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, rights, proxies, equity or other adverse claim thereto (collectively, “Liens”) other than restrictions on transfer provided for in the Transaction Documents. The shares of Common Stock issuable upon the exercise of the Exchange Warrants, when issued in accordance with the terms of the Exchange Warrants and any other applicable Transaction Documents, will be validly issued, fully paid and non-assessable shares of Common Stock, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Upon issuance and conveyance in accordance herewith, the conveyance by the Company of the Exchange Warrants is exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Exchange Warrants (and upon the exercise of the Exchange Warrants), and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that each of the Holders is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges each of the Holders is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by either of the Holders or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

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2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. Each of the Exchange Warrants is being conveyed exclusively for the exchange of a portion of the Original Warrants and no other consideration has or will be paid for the Exchange Warrants.

2.7 Section 4(a)(2) Representations. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Exchange Warrants any offer or sale of the Exchange Warrants. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Warrants pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Warrants to the Holders pursuant to Section 4(a)(2) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange Warrants to be integrated with other offerings to the effect that the delivery of the Exchange Warrants to the Holders would be seen not to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Assuming the accuracy of Holder’s representations and warranties set forth in Section 3 hereof, no registration under the Securities Act is required for the issuance of the Exchange Warrants hereunder.

2.8 No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

2.9 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

2.10 Filings, Consents and Approvals. Other than as set forth on Schedule 2.10 and any filings required to be made with the Commission pursuant to the Exchange Act or any state securities commission in connection with the transactions contemplated under this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any natural person, firm, partnership, association, corporation, company, trust, business trust or other entity (each, a “Person”) in connection with the execution, delivery and performance by the Company of the Transaction Documents.

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2.11 Capitalization. The capitalization of the Company is as set forth in the SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

2.12 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. generally accepted accounting principles or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below), except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Exchange Warrants contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, which for purposes of this Agreement, “Trading Day” shall refer to any day on which the Nasdaq Capital Market is open for trading business. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

2.13 Litigation. Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Exchange Warrants or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

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2.14 Compliance. Except as set forth in the SEC Reports, neither the Company nor any of its subsidiaries: (i) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company or any of its subsidiaries under), nor has the Company or any of its subsidiaries received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other agreement or instrument set forth in the Company’s most recent Annual Report on Form 10-K to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) to its knowledge, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.15 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

2.16 No Integrated Offering. Assuming the accuracy of each of the Holder’s representations and warranties set forth in Section 2, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading markets or exchanges on which the shares of Common Stock are listed, quoted or designated for trading on the date in question (each, a “Trading Market”).

Section 3. Representations and Warranties of each of the Holders. Each of the Holder’s, solely on behalf of itself, represents and warrants to the Company that:

3.1 Ownership of the Original Warrant. Such Holder is the legal and beneficial owner of its Original Warrant. Such Holder paid for its Original Warrant and has continuously held its Original Warrant since its purchase. Such Holder owns its Original Warrant outright and free and clear of any Liens.

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3.2 No Public Sale or Distribution. Such Holder is acquiring the Exchange Warrant in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Holder does not agree to hold the Exchange Warrant for any minimum or other specific term and reserves the right to dispose of its Exchange Warrant at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, its Original Warrant or the Exchange Warrant.

3.3 Accredited Investor and Affiliate Status. Such Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) or (c) a “beneficial owner” of more than ten percent (10%) of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. Such Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of the United States federal and applicable state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to complete the Exchange and to acquire the Exchange Warrant.

3.5 Information. Such Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by such Holder. The Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. Such Holder acknowledges that all of the documents filed by the Company with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the Commission’s EDGAR site are available to such Holder, and such Holder has not relied on any statement of the Company not contained in such documents in connection with such Holder’s decision to enter into this Agreement and the Exchange.

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3.6 Risk. Such Holder understands that its investment in the Exchange Warrant involves a high degree of risk. Such Holder is able to bear the risk of an investment in the Exchange Warrant including, without limitation, the risk of total loss of its investment. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Warrants nor have such authorities passed upon or endorsed the merits of the Exchange Warrants.

3.8 Organization; Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.9 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of its Original Warrant) will not result in a violation of the organizational documents of such Holder.

3.10 Prior Investment Experience. Such Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Original Warrant and the Exchange Warrant, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11 Tax Consequences. Such Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for such Holder which will result from entering into the Agreement and from consummation of the Exchange. Such Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12 No Registration, Review or Approval. Such Holder understands that the Exchange Warrant is being issued and exchanged pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

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Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holders with prior written notice thereof:

4.1 Delivery. Each of the Holders shall have delivered to the Company its Original Warrant.

4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.3 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of each of the Holders contained herein (unless as of a specific date therein).

Section 5. Conditions Precedent to Obligations of the Holders. The obligation of each of the Holders to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Holder’s sole benefit and may be waived by a Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 Representations. The representations and warranties of the Company (i) shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (ii) shall be true and correct when made and on the Closing Date (unless as of specific date therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect”;

5.3       All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

5.3 No Suspension. From the date hereof to the Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of a Holder makes it impracticable or inadvisable to consummate the Exchange and obtain the Exchange Warrants on the Closing Date.

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Section 6. Other Agreements between the Parties.

6.1       Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Original Warrants in a manner that would require the registration under the Securities Act of the sale of the Exchange Warrants or that would be integrated with the offer of the Exchange Warrants for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.2       Replacement of Securities. If any certificate or instrument evidencing either of the Exchange Warrants is mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement securities.

6.3       Other Agreements. The Company has not and will not, at any time while the Exchange Warrants are outstanding, enter into any agreements or amendments, modifications or waivers of any agreements or enter into any side letters or other similar agreements with any other holder of the Original Warrants or any Exchange Warrants that materially benefits such holder or any other party thereto, unless the Holder has been offered the same benefits in connection with the Original Warrants and the Exchange Warrants held by the Holder.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holders each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

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Section 8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party hereto; provided that a facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature, as applicable.

Section 9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

Section 12. Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersedes all other prior oral or written agreements between the Holder, the Company, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the other Transaction Documents referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile or electronically (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

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The addresses and email addresses for such communications shall be:

If to the Company:

Digital Ally, Inc.

15612 College Blvd.

Lenexa, KS 66219

Attn: Stanton E. Ross, Chief Executive Officer

Email: stan.ross@digitalallyinc.com

If to the Holders:

refer to the information set forth on each Holder’s signature page to this Agreement.

or to such other address, email address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchaser of either of the Exchange Warrants.

Section 15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 16. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement for a period of twelve (12) months after the date of this Agreement.

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Section 17. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City time, on or prior to the first (1st) business day after the date of this Agreement, file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching the Transaction Documents, to the extent that they are required to be filed under the Exchange Act, that have not previously been filed with the Commission by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “Form 8-K”). From and after the filing of the Form 8-K, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Transaction Documents or as otherwise disclosed in the Form 8-K, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and each of the Holders or any of their respective Affiliates, on the other hand, shall terminate. Neither the Company, its subsidiaries nor either of the Holders shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holders, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Form 8-K and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holders shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holders (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its subsidiaries and Affiliates to not) disclose the name of the Holders in any filing, announcement, release or otherwise.

Section 18. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

DIGITAL ALLY, INC.

By:
Name:	Stanton E. Ross
Title:	Chief Executive Officer

[COMPANY SIGNATURE PAGE TO DIGITAL ALLY, INC. WARRANT EXCHANGE AGREEMENT]

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IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Holder:

Address for Delivery of Exchange Warrant (if not same as address for notice):

EIN Number: ____________________

[HOLDER SIGNATURE PAGE TO DIGITAL ALLY, INC. WARRANT EXCHANGE AGREEMENT]

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